Exhibit 10.13

QB3@953 Sublease Agreement (the “Agreement”)

QB3 Incubator Partners, LP (“Landlord”) and Eidos Therapeutics, Inc., a State of Delaware C-Corporation (“Tenant”) agree as follows:

1) PROPERTY: Landlord rents to Tenant and Tenant rents from Landlord, certain space located within 953 Indiana Street, San Francisco, CA (“Complex”) as described as follows: Office workstations W212 and W213, and Lab benches C9 and C10, (“Premises”). Tenant shall have exclusive use of its designated lab bench, cube, and/or office space, and acknowledges that it is sharing the entire Complex with other occupants. See Exhibit A for a further description of the Premises.

2) TERM: The term shall be for one year and 0 months, beginning on September 1, 2017 (“Commencement Date”). (Check A or B below)

A) ☒ shall terminate on August 31, 2018 at 5:00 P.M. Any holding over after the term of this Agreement expires, with Landlord’s written consent, shall create a month-to-month tenancy that either party may terminate by giving written notice to the other at least 60 days prior to the intended termination date, subject to any applicable local laws. Such notice may be given at any date. Rent shall be at a rate equal to the rent for the immediately preceding month, payable in advance. All other terms and conditions of this Agreement shall remain in full force and effect.

B) ☐ See attached Exhibit B.

3) BASE RENT:

A) Tenant agrees to pay Base Rent at the rate of (Check One Only:)

i) ☐ per month, for the term of this Agreement.

ii) ☒ $4,008 per month, for the first 12 months of this Agreement. Commencing with the 13th month, Base Rent shall be increased by 4%. Tenancy beyond the 24th month, requires annual reapplication to the Landlord and the Base Rent will be increased by 10% per year.

B) Base Rent is payable in advance on the 1st of each calendar month, and is delinquent the following day.

C) If Commencement Date falls on any day other than the first day of the month, Base Rent for the first calendar month shall be prorated based on a 30-day period. If Tenant has paid one full month’s Base Rent in advance of Commencement Date, Base Rent for the second calendar month shall be prorated based on a 30-day period.

4) RENT:

A) Definition: (Rent) shall mean all monetary obligations of Tenant to Landlord under the terms of this Agreement, except security deposit.

B) Payment: Rent shall be paid to QB3 Incubator Partners, LP at the address 953 Indiana ST, San Francisco, CA 94107, or at any other location specified by Landlord in writing to Tenant.

C) Timing: Base Rent shall be paid as specified in paragraph 3. All other Rent shall be paid within 15 days of written notice from Landlord to Tenant.

5) EARLY POSSESSION: Tenant is entitled to early possession of the Premises 1 days prior to the Commencement Date provided that the Tenant fully complies with the terms and conditions of this Agreement, specifically paragraph 30.

6) DELAY IN POSSESSION. Notwithstanding said Lease Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Agreement or the obligations of Tenant hereunder or extend the term hereof, but in such case, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided further, however, that if Landlord shall not have delivered possession of the Premises within sixty (60) days from said Lease Commencement Date, Tenant may, at Tenant’s option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Agreement, in which event the parties shall be discharged from all obligations hereunder and Landlord shall immediately repay to Tenant all amounts previously paid to Landlord by Tenant; provided, however, that if such written notice of Tenant is not received by Landlord within said ten (10) day period, Tenant’s right to cancel this Agreement hereunder shall terminate and be of no further force or effect.

7) EARLY TERMINATION. Either Tenant or Landlord may terminate this Agreement at any time by giving sixty (60) days’ written notice to the other.

8) SECURITY DEPOSIT:

A) Tenant agrees to pay Landlord $7,440 as a security deposit, due upon the execution of this Agreement.

B) All or any portion of the security deposit may be used, as reasonably necessary, to: (i) cure Tenant’s default in payment of Rent, late charges, non-sufficient funds (“NSF”) fees, or other sums due; (ii) repair damage, excluding ordinary wear and tear, caused by Tenant or by a guest or licensee of Tenant; (iii) broom clean the Premises, if necessary, upon termination of tenancy; and (iv) cover any other unfulfilled obligation of Tenant. SECURITY DEPOSIT SHALL NOT BE USED BY TENANT IN LIEU OF PAYMENT OF LAST MONTH’S RENT. If all or any portion of the security deposit is used during tenancy, Tenant agrees to reinstate the total security deposit within 5 days after written notice is delivered to Tenant. Within 30 days after Landlord receives possession of the Premises, Landlord shall: (i) furnish Tenant an itemized statement indicating the amount of any security deposit received and the basis for its disposition, and (ii) return any remaining portion of security deposit to Tenant.

C) No interest will be paid on security deposit, unless required by local ordinance.

9) PARKING: No parking space is provided for Tenant’s exclusive use under this Agreement. Vehicles leaking oil, gas or other motor vehicle fluids shall not be parked in parking spaces or on the Premises. Mechanical work or storage of inoperable vehicles is not allowed in parking space(s) or elsewhere on the Premises.

10) LATE CHARGE; INTEREST; NSF CHECKS: Tenant acknowledges that either late payment of Rent or issuance of a NSF check may cause Landlord to incur costs and expenses, the exact amount of which are extremely difficult and impractical to determine. These costs may include, but are not limited to, processing, enforcement and accounting expenses, and late charges imposed on Landlord. If any installment of Rent due from Tenant is not received by Landlord within 3 calendar days after date due, or if a check is returned NSF, Tenant shall pay to Landlord, respectively, 10.0% of outstanding Rent as a late charge, plus 15.0% interest per annum (but in no case higher than the maximum interest rate allowed by law) on the delinquent amount and $100.00 as a NSF fee, any of which shall be deemed additional Rent. Landlord and Tenant agree that these charges represent a fair and reasonable estimate of the costs Landlord may incur by reason of Tenant’s late or NSF payment. Any late charge, delinquent interest, or NSF fee due shall be paid with the current installment of Rent. Landlord’s acceptance of any late charge or NSF fee shall not constitute a waiver as to any default of Tenant. Landlord’s right to collect a Late Charge or NSF fee shall not be deemed an extension of the date Rent is due under paragraph 4, or prevent Landlord from exercising any other rights and remedies under this Agreement, and as provided by law.

11) CONDITION OF PREMISES: Tenant has examined the Premises and acknowledges that Premises is clean and in operative condition, and accepts it AS-IS.

12) ALTERATIONS: Tenant shall not make any alterations in or about the Premises, including the installation of trade fixtures without the prior written consent of the Landlord. If Landlord’s written permission is obtained, Tenant shall contract with Landlord’s contractor, shall post a Notice of Non-Responsibility on behalf of the Landlord, and shall agree to remove the improvements and return the Premises to its original form prior to the end of the Term, excepting ordinary wear and tear.

13) LANDLORD CONSTRUCTED TENANT IMPROVEMENTS

A) Cost of Tenant Improvements. Any request by Tenant for improvements or installations in the Premises shall be submitted in writing together with plans and specifications for Landlord’s review and approval. Landlord, in its sole discretion, may withhold its approval. If Landlord approves any such request, Landlord shall provide the improvements or installation at Tenant’s sole cost and expense. Tenant shall pay Landlord a fee, consistent with the fee paid for Landlord capital projects, for coordinating and managing the improvements.

B) Time Limit and Prior Tenancy. On the Lease Commencement Date, Landlord shall deliver possession of the Premises to Tenant in the condition required by Paragraph 11. No rent shall accrue under this Agreement, nor shall Tenant have any obligation to perform the covenants or observe the conditions herein contained until the Premises have been so delivered. If Landlord’s ability to deliver possession by the date as set forth in this provision is delayed as a result of any of the following causes, the date for delivery shall be postponed without penalty to Landlord for a period of time equivalent to the period caused by such delay:

i) acts of Tenant, its agents, or employees;

ii) acts of God which Landlord could not reasonably have foreseen or guarded against;

iii) any strikes, boycotts or like obstructive actions by employees or labor organizations and which are beyond the control of Landlord and which cannot be reasonably overcome; or

iv) restrictive regulations by the Federal Government.

14) ZONING AND LAND USE: Tenant accepts the Premises subject to all local, state and federal laws, regulations and ordinances (“Laws”). Landlord makes no representations or warranty that Premises are now or in the future will be suitable for Tenant’s use. Tenant has made its own investigation regarding all applicable Laws.

15) SERVICES, UTILITIES: Services and utilities shall be furnished and the cost borne as outlined in Exhibit D. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises. In the event of failure by Landlord to furnish, in a satisfactory manner, any of the services and utilities to the Premises for which Landlord is responsible, Tenant may furnish the same if Landlord has not undertaken to correct such failure within five (5) days after written notice, and, in addition to any other remedy Tenant may have, may deduct the amount thereof, including Tenant’s service costs, from rent or other remuneration due Landlord hereunder.

16) USE: The Premises are for the sole use as office and lab. No other use is permitted without Landlord’s prior written consent. To the extent if any use by Tenant causes an increase in the premium on Landlord’s existing property insurance, Tenant shall pay for the increased cost. Tenant will comply with all Laws affecting its use of the Premises.

17) RULES/REGULATIONS: Tenant agrees to comply with all rules and regulations of Landlord that are at any time posted on the Premises or delivered to Tenant. Tenant shall not, and shall ensure that guests and licensees of Tenant do not, disturb, annoy, endanger, or interfere with other tenants of the building or neighbors, or use the Premises for any unlawful purposes, including, but not limited to, using, manufacturing, selling, storing, or transporting illicit drugs or other contraband, or violate any law or ordinance, or committing a waste or nuisance on or about the Premises.

18) MAINTENANCE: Landlord shall professionally maintain the Premises including heating, air conditioning, electrical, plumbing and water systems, and keep glass, windows, and doors in operable and safe condition. Landlord shall maintain the roof, foundation, exterior walls, and common area as well. Landlord shall not be responsible for the cleaning or maintenance of any of Tenant’s furniture, fixtures, or equipment and shall not be responsible for cleaning or maintaining or janitorial services in the lab areas of the Premises.

19) GOVERNMENT IMPOSED ALTERATIONS: Any alterations required by Law as a result of Tenant’s use shall be Tenant’s responsibility.

20) ENTRY: Tenant shall make Premises available to Landlord or Landlord’s agent for the purpose of entering to make inspections, necessary or agreed repairs, alterations, or improvements, or to supply necessary or agreed services, or to show Premises to prospective or actual purchasers, tenants, mortgagees, lenders, appraisers, or contractors. Landlord and Tenant agree that no notice shall be reasonable and sufficient as the Premises is located in a shared Complex facility. In an emergency, Landlord or Landlord’s representative may enter Premises at any time without prior notice.

21) SIGNS: Tenant shall not post any sign, placard, or picture in any windows on the Premises or Complex. Tenant shall be entitled to having its name on the directory at each entrance to the building, as well as the standard Tenant suite signage, as approved by Landlord, and at Tenant’s own expense.

22) SUBLETTING/ASSIGNING: Tenant shall not sublet or encumber all or any part of Premises, or assign or transfer this Agreement or any interest in it, without the prior written consent of Landlord, at its sole and absolute discretion. Unless such consent is obtained, any subletting, assignment, transfer, or encumbrance of the Premises, agreement, or tenancy, by voluntary act of Tenant, operation of law, or otherwise, shall be null and void, and, at the option of Landlord, terminate this Agreement. Any proposed sublessee, assignee, or transferee shall submit to Landlord an application and credit information for Landlord’s approval, and, if approved, sign a separate written agreement with Landlord and Tenant. Landlord’s consent to any one sublease, assignment, or transfer, shall not be construed as consent to any subsequent sublease, assignment, or transfer, and does not release Tenant of Tenant’s obligation under this Agreement.

23) TENANTS OBLIGATIONS UPON VACATING THE PREMISES: Upon termination of agreement, Tenant shall: (i) give Landlord all copies of all keys or opening devices to Premises, including any common areas; (ii) vacate Premises and surrender it to Landlord empty of all persons and personal property; (iii) vacate all parking and storage spaces; (iv) deliver Premises to Landlord in the same condition as received excepting ordinary wear and tear; (v) clean Premises, including steam-cleaning of carpets, removing all equipment personal to Tenant, cleaning lab benches and drawers; (vi) give written notice to Landlord of Tenant’s forwarding address; and (vii) close out all necessary permits and paperwork with necessary government agencies regarding any chemicals used by the Tenant. All improvements installed by Tenant, with or without Landlord’s consent, become the property of Landlord upon termination. Landlord may nevertheless require Tenant to remove any such improvement that did not exist at the time possession was made available to Tenant. For the avoidance of doubt, Tenant may remove all trade fixtures that it has installed with Landlord’s prior written consent, but Tenant must repair all damage caused by such removal at Tenant’s own expense.

24) BREACH OF CONTRACT/EARLY TERMINATION: In event Tenant, prior to expiration of this Agreement, breaches any obligation in this Agreement, abandons the Premises, or gives notice of Tenant’s intent to terminate this tenancy prior to its expiration, in addition to any obligations established by paragraph 23, Tenant shall also be responsible for lost rent, rental commissions, advertising expenses, and construction costs necessary to ready Premises for re-rental. Landlord may also recover from Tenant: (i) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination; (ii) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after expiration until the time of award exceeds the amount of such rental loss the Tenant proves could have been reasonably avoided; and (iii) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided. Landlord may elect to continue the tenancy in effect for so long as Landlord does not terminate Tenant’s right to possession, by either written notice of termination of possession or by reletting the Premises to another who takes possession, and Landlord may enforce all Landlord’s rights and remedies under this Agreement, including the right to recover the Rent as it becomes due.

25) SECURITY MEASURES. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide the same. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties. Landlord shall provide Tenant with keys to the Premises, Building and, if applicable, the relevant laboratory space at Landlord’s cost and expense. Tenant further acknowledges that the Complex is shared among many different tenants, and that Landlord shall in no way be responsible for any theft, vandalism, or any other damage to any of the Tenant’s property.

26) DAMAGE TO PREMISES: If, by no fault of Tenant, Premises are totally or partially damaged or destroyed by fire, earthquake, accident or other casualty, Landlord shall have the right to restore the Premises by repair or rebuilding. If Landlord elects to repair or rebuild, and is able to complete such restoration within 180 days from the date of damage, subject to terms of this paragraph, this Agreement shall remain in full force and effect. If Landlord is unable to restore the Premises within this time, or if Landlord elects not to restore, then either Landlord or Tenant may terminate this Agreement by giving the other written notice. Rent shall be abated as of the date of damage. The abated amount shall be the current monthly Base Rent prorated on a 30-day basis. If this Agreement is not terminated, and the damage is not repaired, then Rent shall be reduced based on the extent to which the damage interferes with Tenant’s reasonable use of Premises for the conduct of its normal business. If damage occurs as a result of an act of Tenant or Tenant’s guests, only Landlord shall have the right of termination, and no reduction in Rent shall be made.

27) HAZARDOUS MATERIALS: The term “Hazardous Material” means any hazardous or toxic substance, material or waste, the storage, use or disposition of which is or becomes regulated by any governmental authority, including, but not limited to, municipal, county, the State of California or the United States government, as a danger to health, reproduction or the environment. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste”, “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material”, “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) or (xi) listed or defined as “hazardous waste”, “hazardous substance” or other similar designation by any regulatory scheme of the State of California or the United States government.

Tenant may use Hazardous Materials at the Premises as appropriate for the activities conducted thereon, provided that Tenant, at no cost to Landlord, shall comply with all laws and regulations (including those of the San Francisco Environmental Health Department, San Francisco Fire Department, San Francisco Public Utilities Commission, and any other governmental or state agency) relating to the storage, purchase, use and disposal of such Hazardous Materials on the Premises that were introduced to the Premises by Tenant. Tenant shall provide to Landlord all chemical inventory lists for Hazardous Materials used at the Premises by Tenant during the Term upon written request from Landlord. Tenant shall be solely responsible for and shall defend, with counsel acceptable to Landlord and Master Landlord as defined in Paragraph 42, indemnify and hold Landlord, Master Landlord: and each of their partners, members, officers, employees, successors, assigns and agents (collectively, the “Indemnitees”), harmless from and against all claims, demands, damages, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with the storage, use or disposal of Tenant’s Hazardous Materials introduced to the Premises by Tenant, its Subtenants or their respective agents, employees, contractors, sublessees, licensees and invitees (“Tenant’s Hazardous Materials”).

If the presence of Tenant’s Hazardous Materials on the Premises results in or is likely to result in contamination or deterioration of water or soil resulting in a level of contamination greater than the safe levels established by any governmental agency having jurisdiction over such contamination, or if any investigation of conditions, or any clean-up, remedial removal or restoration work is required by any federal, state or local governmental agency or political subdivision (“Governmental Agency”) because of the level of Tenant’s Hazardous Materials in the soil or ground water or on the Premises, then Tenant shall promptly, and at its sole cost, take any and all action necessary to investigate and clean up such contamination. Tenant shall further be solely responsible for, and shall defend, with counsel acceptable to Landlord and Master Landlord, indemnify and hold the Indemnitees harmless from and against, all claims, demands, negligence, damages, costs and liabilities judgments or obligations, including reasonable attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Premises, the Complex or the surrounding properties to the condition existing prior to the appearance of the Tenant’s Hazardous Materials and to bring the Premises into compliance with applicable Hazardous Materials laws.

To the actual knowledge of Landlord on the Commencement Date: (i) no Hazardous Material is present on the or Premises or Complex or in the soil, surface water or groundwater thereof; (ii) no underground storage tanks or asbestos containing building materials are present on the Premises or Complex; and (iii) no action, proceeding, or claim is pending or threatened regarding the Premises or Complex concerning any Hazardous Material or pursuant to any Environmental Law.

If Landlord has good cause to believe that the Premises or Complex have or may become contaminated by Tenant’s Hazardous Materials, Landlord may cause tests to be performed, including wells to be installed on the Property, and may cause the soil or ground water to be tested to detect the presence of Tenant’s Hazardous Materials by the use of such tests as are then customarily used for such purposes. The cost of such tests of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant to the extent any detected contamination is caused by Tenant’s Hazardous Materials.

Tenant shall decontaminate and decommission Premises with respect to Tenant’s Hazardous Materials in the manner required by applicable law prior to expiration of this Agreement and have appropriate officials from the San Francisco Environmental Health, San Francisco Fire Department, San Francisco Public Utilities Commission and any other agencies as may be required by law sign off on such decontamination and decommissioning. Tenant shall provide reasonable proof to Landlord within ten (10) days after receipt that such decontamination and decommissioning complies with all applicable laws, ordinances and regulations. Tenant (or a decommissioning company hired by Tenant) shall remediate any Tenant’s Hazardous Materials and wipe down all walls, flooring, countertops, cabinets, etc. from any debris and contaminants associated with Tenant’s Hazardous Materials and shall provide Landlord with written proof of such work within ten (10) days after receipt.

Hazardous Materials that are not Tenant’s Hazardous Materials are sometimes collectively referred to herein as “Landlord’s Hazardous Materials.” If the presence of Landlord’s Hazardous Materials is of such magnitude that a commercially knowledgeable person with an understanding of Tenant’s business would conclude that it was not commercially feasible for Tenant to continue to operate its normal business in the Premises, Tenant may terminate this Agreement.

The termination of this Agreement shall not terminate the parties’ respective rights and obligations under Paragraph 25, and the parties hereto expressly agree that the provisions contained herein shall survive the termination of Tenant’s leasehold estate.

28) CONDEMNATION: If all or part of the Premises is condemned for public use, either party may terminate this Agreement as of the date possession is given to the condemner. All condemnation proceeds, exclusive of those allocated by the condemner to Tenant’s relocation costs and trade fixtures, belong to Landlord.

29) INSURANCE: Tenant’s personal property, fixtures, equipment, inventory and vehicles are not insured by Landlord against loss or damage due to fire, theft, vandalism, rain, water, criminal or negligent acts of others, or any other cause. Tenant is to carry Tenant’s own property insurance to protect Tenant from any such loss. In addition, Tenant shall carry liability insurance in an amount of not less than $1,000,000 per occurrence and $2,000,000 general aggregate. Tenant’s liability insurance shall name Landlord and Landlord’s agent as additional insured. Tenant, upon Landlord’s request, shall provide Landlord with a certificate of insurance establishing Tenant’s compliance. Landlord shall maintain liability insurance insuring Landlord, but not Tenant, as well as property insurance. Tenant is advised to carry business interruption insurance in an amount at least sufficient to cover Tenant’s complete rental obligation to Landlord. Both Landlord and Tenant release each other, and waive their respective rights to subrogation against each other, for loss or damage covered by insurance.

30) TENANCY STATEMENT (ESTOPPEL CERTIFICATE): Tenant shall execute and return a tenancy statement (estoppel certificate), delivered to Tenant by Landlord or Landlord’s agent, within (six) 6 days after its receipt. The tenancy statement shall acknowledge that this Agreement is unmodified and in full force, or in full force as modified, and state the modifications. Failure to comply with this requirement: (i) shall be deemed Tenant’s acknowledgment that the tenancy statement is true and correct, and may be relied upon by a prospective lender or purchaser; and (ii) may be treated by Landlord as a material breach of this Agreement. Tenant shall also prepare, execute, and deliver to Landlord any financial statement (which will be held in confidence) reasonably requested by a landlord, prospective lender or buyer.

31) LANDLORD’S TRANSFER: Tenant agrees that the transferee of Landlord’s interest shall be substituted as Landlord under this Agreement. Landlord will be released of any further obligation to Tenant regarding the security deposit, only if the security deposit is returned to Tenant upon such transfer, or if the security deposit is actually transferred to a transferee Landlord who assumes Landlord’s obligations regarding same in writing and delivered to Tenant. For all other obligations under this Agreement, Landlord is released of any further liability to Tenant, upon Landlord’s transfer.

32) SUBORDINATION: This agreement shall be subordinate to all existing liens and, at Landlord’s option, the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the Premises are a part, and to any advances made on the security of the Premises, and to all renewals, modifications, consolidations, replacements, and extensions. However, as to the lien of any deed of trust or mortgage entered into after execution of this Agreement, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant pays the Rent and observes and performs all of the provisions of this Agreement, unless this Agreement is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor elects to have this Agreement placed in a security position prior to the lien of a mortgage, deed of trust, or ground lease, and gives written notice to Tenant, this Agreement shall be deemed prior to that mortgage, deed of trust, or ground lease, or the date of recording.

33) TENANT REPRESENTATIONS; CREDIT: Tenant warrants that all statements in Tenant’s financial documents and rental application are accurate. Tenant authorizes Landlord and Broker(s) to obtain Tenant’s credit report at time of application and periodically during tenancy in connection with approval, modification, or enforcement of this Agreement Landlord may cancel this Agreement: (i) before occupancy begins, upon disapproval of the credit report(s); or (ii) at any time, upon discovering that material information in Tenant’s application was false when made. A negative credit report reflecting on Tenant’s record may be submitted to a credit-reporting agency, if Tenant fails to pay Rent or comply with any other obligation under this Agreement.

34) BROKER’S FEE. Landlord and Tenant each represents and warrants to the other that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Agreement and shall indemnify and hold harmless the other against any loss, cost, liability or expense incurred by the indemnified party as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of indemnifying party.

35) JOINT AND INDIVIDUAL OBLIGATIONS: If there is more than one Tenant, each one shall be individually and completely responsible for the performance of all obligations of Tenant under this Agreement, jointly with every other Tenant, and individually, whether or not in possession.

36) NOTICE: Notices may be served by mail, facsimile, or courier at the following addresses or location, or at any other location subsequently designated:

LANDLORD: 953 Indiana ST, San Francisco, CA 94107

TENANT: 953 Indiana ST, San Francisco, CA 94107

Notice is deemed effective upon the earliest of the following: (i) personal receipt by either party or their agent; (ii) written acknowledgement of notice; or (iii) 5 days after mailing notice to such location by first class mail, postage pre-paid.

37) WAIVER: The waiver of any breach shall not be construed as a continuing waiver of the same breach or a waiver of any subsequent breach.

38) INDEMNIFICATION: Tenant shall indemnify, defend and hold Landlord and the Indemnitees harmless from all claims, disputes, litigation, judgments and attorney fees arising out of Tenant’s use of the Premises.

39) ATTORNEY FEES: In any action or proceeding arising out of this Agreement, the prevailing party between Landlord and Tenant shall be entitled to reasonable attorney fees and costs from the non-prevailing Landlord or Tenant.

40) INTELLECTUAL PROPERTY: Tenant acknowledges the shared nature of the Complex and the fact that during the Term of this Agreement there will be other occupants of space in the Complex and various other persons and entities will have access to and use of the Complex, including representatives and agents of the Landlord. It is expressly understood that Landlord cannot guarantee Tenant’s privacy or protect Tenant’s intellectual property, trade secrets or other confidential information located within or accessible in or from the Tenant’s Premises or the Complex. With respect to any and all claims arising out of or connected to any breach or loss of Tenant’s privacy or protection of its intellectual property, trade secrets or other confidential information, Tenant hereby releases Landlord and the other Indemnitees from, and waives all claims for, any such breach or loss of Tenant’s privacy or protection of its intellectual property, trade secrets or other confidential information; and Tenant hereby indemnifies, and agrees to protect, defend and hold Landlord and the other Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from third party claims against Landlord or any other Indemnitee arising from any such breach or loss of Tenant’s privacy or protection of its intellectual property, trade secrets or other confidential information except to the extent attributable to the negligence or willful misconduct of Landlord or any other Indemnitee.

41) PARTNER LIABILITY: Tenant acknowledges that Johnson & Johnson Innovation, a division of Johnson & Johnson Finance Corporation (“JJI”), a founding sponsor of the Complex, is not financially or otherwise responsible for the obligations of the Landlord, including but not limited to the services provided to Tenant in connection to the operations of the Complex. Accordingly, Tenant disclaims and waives any actions or claims against JJI and its affiliates associated with or arising from Tenant’s sublease from Landlord or its occupancy at the Complex.

42) SUBLEASE SUBORDINATE. This Agreement for sublease is at all times subject and subordinate to the Lease Agreement dated December 5, 2012 (“Master Lease”), between Landlord (as lessee) and DLC Indiana Street (“Master Landlord”) as Lessor. The provisions of the Master Lease set forth on Exhibit E are incorporated hereby by this reference and apply to Tenant to the same extent as they apply to Landlord.

43) MISCELLANEOUS:

A) Time is of the essence of this Agreement, and each and all of its provisions.

B) The term “assign” shall include the term “transfer”.

C) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement.

D) The headings and titles to the paragraphs of this Agreement are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part thereof.

E) Landlord has made no representation(s) whatsoever to Tenant (express or implied) except as may be expressly stated in writing in this Agreement.

F) This instrument contains all of this Agreements and conditions between the parties hereto with respect to the Premises, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

G) It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

H) The covenants and conditions herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.

I) This Agreement has been negotiated jointly by the parties hereto, and the language hereof shall not be construed for or against either party.

J) All exhibits to which reference is made in this Agreement are deemed incorporated into this Agreement, whether or not actually attached.

K) All provisions of this Agreement, whether covenants or conditions, applicable to Tenant shall be deemed to be both covenants and conditions.

L) This Agreement shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of California.

M) Tenant hereby warrants that each individual executing this Agreement has been duly authorized to execute and deliver this Agreement by all necessary corporate action. Tenant warrants that it is qualified to do business in and is in good standing in the State of California.

N) All options, if any, contained in this Agreement or any addendum to extend the Term, renew this Agreement, expand or reduce the premises or terminate this Agreement early are personal to the Tenant named herein, and may not be transferred to any third party whether in connection with an assignment, sublease or other transfer as defined in this Agreement, and shall not be exercisable by any assignee, sublessee, transferee or other successor in interest of the Tenant.

O) Landlord shall have the right to invest in the Tenant pursuant to Exhibit C attached hereto.

P) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable or responsible (legally, financially or otherwise) for violations or non-compliance with Applicable Requirements if such violations or non-compliance either (i) exist on the Commencement Date or (ii) are not the result of an act or omission to act of Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the date first above written.

LANDLORD		TENANT
QB3 Incubator Partners, LP		Eidos Therapeutics, Inc.

By:	/s/ Douglas Crawford	By:	/s/ Cameron Turtle
	Douglas Crawford, General Partner	Printed:	Cameron Turtle
Date:	8/9/2017	Title:	VP, Business Development and Operations
		Date:	8/17/2017

Exhibit A

Premises

Description	Cost per unit	# of units	Total Cost

Lab Benches C9, C10	$1,260.00	2	$2,520.00
Office Workstations W212, W213	$600.00	2	$1,200.00
Internet/Security	$36.00	6	$216.00
1/2 shelf at 4°C	$36.00	1	$36.00
1/2 shelf at -20°C	$36.00	1	$36.00

Total			$4,008.00

Security Deposit			$7,440.00

Exhibit B

Option to Extend

Intentionally blank.

Exhibit C

Landlord’s Right to Invest in Tenant

Intentionally blank.

Exhibit D

Standard for Services and Utilities

The following Standards for Utilities and Services shall apply to the Complex. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto at any time as Landlord, in its sole discretion, deems advisable.

A. On the Commencement Date through the date the Lease terminates, during Usual Business Hours (as defined in paragraph E below) Landlord shall ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises.

B. The Landlord shall furnish to the Premises during the Usual Business Hours, electric current as required by the Complex’s standard office and laboratory use. The Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond Usual Business Hours, to reimburse Landlord monthly on the date Basic Rent is due for the measured consumption at the terms, classifications and rates charged similar consumers by said public utility serving the neighborhood in which the Complex is located. If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer, selected by Landlord and approved by Tenant. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the prior written consent of Landlord. Should Tenant use the same to excess, Tenant shall pay to Landlord, upon demand, the amount established by Landlord for such excess usage. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Complex or the risers or wiring installation and Tenant shall not install or use or permit the installation or use of an unusual amount of computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

For a fee, the Landlord will provide emergency power supplies in the event of loss of power. However, the Landlord assumes no responsibility in the event that this emergency power should not be available when required.

C. Water will be available in public areas for drinking, incidental laboratory use, and lavatory purposes only, but if, in Landlord’s sole determination, Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, incidental laboratory use, and lavatory purposes, Landlord may install a water meter at Tenant’s expense and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord, upon demand, for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. If Tenant is in default of its obligations to keep the meter and equipment in good repair, then Landlord, in addition to all other remedies for breach in this Lease and at law, may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may, in addition to all other remedies for breach in this Lease and at law, pay such charges and collect the same from Tenant.

D. The Landlord will provide customary cleaning and janitorial services in the and around the Occupant’s Space on a regular basis. Tenant shall pay to Landlord, upon demand, the cost of removal of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices, as well as any costs of excess rubbish removal due to move-in, new equipment etc. Chemical and biological waste removal shall be the responsibility of the Tenant. However, Landlord may provide access to some services of fee-for-service basis.

E. “Holidays” for purposes of this Lease, shall be defined as holidays observed by the United States Post Office. “Usual Business Hours” for purposes of this Lease, are from 8:00 a.m. until 6:00 p.m., Monday through Friday, except holidays, and as may be changed from time to time by Landlord, at Landlord’s sole discretion.

F. Tenant may operate its business at hours other than Usual Business Hours provided that Tenant acknowledges that it shall pay the cost of operation of HVAC and electricity for power and lighting on a monthly basis as invoiced by Landlord and payable by Tenant to landlord within fifteen (15) days of invoice for Landlord to Tenant.

G. The Landlord may also provide additional services to Tenant from time to time at the Landlord’s discretion. The Landlord will provide internet access, which Tenant may subscribe to for a charge of $25 per month. The Landlord will also require that all Tenants obtain facility badges for each of their employees for entry into the facility and Landlord will pass the expense for such badges and associated security to the Tenant.

Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord’s obligations to provide utilities and services hereunder shall also be subject to and limited by the Force Majeure provisions of the Lease. Any failure to supply utilities or services, whether caused by a Force Majeure described in the Lease or by reason of accident, emergency, repair, alteration or improvement, shall not be construed as an eviction of Tenant, whether actual or constructive, and shall not cause an abatement of Rent, either in whole or in part.

Landlord shall have no obligation whatsoever to supply utilities and services to the Premises if Tenant is in default of any Term, covenant, or condition of this Lease.

Any costs or expenses incurred by Landlord with respect to Tenant’s default hereunder as well as all payments to be made by Tenant to Landlord pursuant to the above provisions, as stated herein or as may be later modified, shall be deemed to be Additional Rent under the Lease and Landlord shall have all its rights and remedies under the Lease and at law with respect to the same including but not limited to the right to late fees and interest upon default.

The cost for operating the HVAC at times other than Usual Business Hours is one hundred twenty and No/100ths Dollars ($120.00) per hour. This cost shall be adjusted to reflect increases in the Consumer Price Index (1982-1984 = 100: San Francisco-Oakland-San Jose).

Exhibit E

Provisions of Master Lease

5. Use of the Premises.

A. Tenant’s Use. The Premises shall be used exclusively for general office, laboratory, research and development, administrative and other legally permitted uses only. Tenant shall not use, or permit the Premises or any part thereof to be used, for any other purpose; and no use shall be made or permitted to be made of the Premises, nor acts done in, on or about the Premises, which will cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, or other act or thing which may injure, or illegally disturb the quiet enjoyment of any occupant of neighboring properties nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any unlawful purpose. Tenant shall not place any harmful liquids in the drainage system of the Premises. Tenant shall not place any loads upon the floors, walls, ceilings or roof which might endanger the structure, nor overload any electrical, mechanical or other systems.

B. Compliance. Tenant shall, except as may be otherwise expressly provided in this Agreement, at its sole cost and expense, fully, diligently and in a timely manner, comply with all building codes, applicable laws, covenants, conditions and/or restrictions record, regulations and ordinances now or hereafter applicable to the Premises, and the requirements of any applicable fire insurance underwriting or rating bureau (all, collectively, “Applicable Requirements”). Tenant shall, within ten (10) days after receipt of Landlord’s written request, provide Landlord with copies of all permits and other documents, and other information evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements.

[omitted]

C. Hazardous Materials. The term “Hazardous Material” means any hazardous or toxic substance, material or waste, the storage, use or disposition of which is or becomes regulated by any governmental authority, including, but not limited to, municipal, county, the State of California or the United States government, as a danger to health, reproduction or the environment. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste”, “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material”, “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) or (xi) listed or defined as “hazardous waste”, “hazardous substance” or other similar designation by any regulatory scheme of the State of California or the United States government.

Tenant may use Hazardous Materials at the Premises as appropriate for the activities conducted thereon and Subtenants may use Hazardous Materials at the Premises as appropriate to their activities, provided that Tenant, at no cost to Landlord, shall comply or cause its Subtenant’s to comply with all laws and regulations (including those of the San Francisco Environmental Health Department, San Francisco Fire Department, San Francisco Public Utilities Commission, and any other governmental or state agency) relating to the storage, purchase, use and disposal of such Hazardous Materials on the Premises. Tenant shall provide to Landlord all chemical inventory lists for Hazardous Materials used at the Premises during the Term upon written request from Landlord. Tenant shall be solely responsible for and shall defend, with counsel acceptable to Landlord, indemnify and hold Landlord and its partners, members, officers, employees, successors, assigns and agents, harmless from and against all claims, demands, damages, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with the storage, use or disposal of Hazardous Materials introduced to the Premises by Tenant, its Subtenants or their respective agents, employees, contractors, sublessees, licensees and invitees (“Tenant’s Hazardous Materials”).

If the presence of Tenant’s Hazardous Materials on the Premises results in or is likely to result in contamination or deterioration of water or soil resulting in a level of contamination greater than the safe levels established by any governmental agency having jurisdiction over such contamination, or if any investigation of conditions, or any cleanup, remedial removal or restoration work is required by any federal, state or local governmental agency or political subdivision (“Governmental Agency”) because of the level of Tenant’s Hazardous Materials in the soil or ground water or on the Premises, then Tenant shall promptly, and at its sole cost, take any and all action necessary to investigate and clean up such contamination. Tenant- shall further be solely responsible for, and shall defend, with counsel acceptable to Landlord, indemnify and hold Landlord and its members, partners, officers, employees, successors, assigns and agents harmless from and against, all claims, demands, negligence, damages, costs and liabilities judgments or obligations, including reasonable attorneys’ fees and costs, arising out of or in connection with any removal, clean-up and restoration work and materials required hereunder to return the Premises, the Property or the surrounding properties to the condition existing prior to the appearance of the Tenant’s Hazardous Materials.

Except as disclosed in the Phase I environmental site assessment prepared by Bureau Veritas dated November 29 2012, a true and correct copy of which have been delivered by Landlord to Tenant, to the actual knowledge of Landlord: (i) no Hazardous Material is present on the or Premises or Project the soil, surface water or groundwater thereof; (ii) no underground storage tanks or asbestos containing building materials are present on the Premises or Project; and (iii) no action, proceeding, or claim is pending or threatened regarding the Premises or Project concerning any Hazardous Material or pursuant to any Environmental Law.

Notwithstanding anything to the contrary in this Agreement, without limiting any claim that Landlord may have against any third party other than Tenant, it subtenants or their respective agents, partners, members, employees, contractors, sublessees, licensees and invitees (“Tenant’s Agents”), Landlord shall be solely responsible for, and shall defend, with counsel acceptable to Tenant, indemnify and hold Tenant and Tenant’s Agents harmless from and against, all claims, demands, negligence, damages, costs and liabilities judgments or obligations, including reasonable attorneys’ fees and costs, to the extent arising out of or in connection with any Hazardous Materials (other than Tenant’s Hazardous Materials) present at any time on or about the Premises, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any Environmental Law relating to any such Hazardous Material, the Premises or the use of the Premises by any person.

If Landlord has good cause to believe that the Premises have or may become contaminated by Hazardous Materials, Landlord may cause tests to be performed, including wells to be installed on the Property, and may cause the soil or ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. The cost of such tests of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant with respect to any detected contamination caused by Tenant’s Hazardous Materials.

Tenant shall decontaminate and decommission Premises with respect to Tenant’s Hazardous Materials in the manner required by applicable law prior to expiration of the Agreement and have appropriate officials from the San Francisco Environmental Health, San Francisco Fire Department, San Francisco Public Utilities Commission and any other agencies as may be required by law sign off on such decontamination and decommissioning. Tenant shall provide reasonable proof to Landlord within ten (10) days after receipt that such decontamination and decommissioning complies with all applicable laws, ordinances and regulations. Tenant (or a decommissioning company hired by Tenant) shall remove any Tenant’s Hazardous Materials and wipe down all walls, flooring, countertops, cabinets, etc. from any debris and contaminants associated with Tenant’s Hazardous Materials and shall provide Landlord with written proof of such work within ten (10) days after Landlord’s request.

The termination of the Agreement shall not terminate the parties’ respective rights and obligations under this Paragraph 5, and the parties hereto expressly agree that the provisions contained herein shall survive the termination of Tenant’s leasehold estate.

Subject to Subparagraph 5.B, Tenant shall abide by all laws, ordinances and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.

D. Inability to Use Premises. If the Tenant is prevented from using the Premises due to an Abatement Event, as hereinafter defined, for a period of (14) consecutive days, then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant’s use of the Premises occasioned thereby. For purposes hereof, an “Abatement Event” shall mean: (i) the cessation of a utility service not caused by Tenant, (ii) the presence of Hazardous Materials (other than a Tenant’s Hazardous Materials) which prevents Tenant from using the Premises for office and biotechnology use, (iii) Landlord’s breach of this Agreement, or (iv) access to the Premises is prevented by Force Majeure (other than as provided in Paragraphs 15 and 16).

8. F. Exculpation. Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether such injury or damage results from conditions arising upon the Premises or from other sources or places. Notwithstanding Landlord’s negligence or breach of this Agreement, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income therefrom.

12. Acceptance of the Premises and Covenant to Surrender. Except as otherwise set forth herein, by entry and taking possession of the Premises pursuant to this Agreement, Tenant accepts the Premises as being in good and sanitary order, condition and repair, and accepts the Improvements included in the Premises in their condition existing as of the date of such entry and without representation or warranty by Landlord as to the condition of the Premises, or as to the use or occupancy which may be made thereof.

Tenant agrees, on the last day of the Term hereof, or on any sooner termination of this Agreement, to surrender the Premises, together with all alterations, additions and improvements which may have been made in, to or on the Premises by Landlord or Tenant and which Tenant is not permitted by this Agreement to remove, to Landlord, broom clean with carpets steam cleaned, free of debris and Tenant’s property, in the Required Maintenance Condition.

Tenant, on or before the end of the Term of this Agreement or on any sooner termination of this Agreement, shall remove all its personal property and trade fixtures from the Premises, and repair any damage occasioned by the removal of its trade fixtures, personal property, alterations or additions and decommission the Premises in accordance with Paragraph 5. Any and all property not so removed shall be deemed to be abandoned by Tenant and title to the same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Agreement, remove, store and/or after ten (10) business days prior written notice to Tenant, may sell all moveable personal property and trade fixtures so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost, and Tenant waives the requirements of Sections 1993-1993.09 of the California Civil Code.

If the Premises are not so surrendered at the end of the Term or sooner termination of this Agreement, then Tenant shall be liable to Landlord for any loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises or otherwise, shall be deemed to be or to constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term hereof, and such acceptance of any surrender by Tenant shall only be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The voluntary or other surrender of the Premises by Tenant or a mutual cancellation of this Agreement shall not work as a merger. However, any termination of this Agreement shall also terminate all existing subleases.

After the expiration or earlier termination of this Agreement, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Agreement from the Property.

15. Destruction.

A.	In the event the Premises or the Improvements are damaged by any casualty which is covered under insurance carried (or required by Subparagraph 8.C to be carried) by Landlord, then, subject to Subparagraph 15.B, such damage shall be restored by Landlord to the condition existing prior to the casualty, if the Casualty occurs after the Commencement Date or to the Required Delivery Condition, if the Casualty occurs prior to the Commencement Date; provided that (i) such restoration can be completed within twelve (12) months after the date of the casualty, and (ii) Landlord shall not be required to expend for such restoration more than the total amount of the proceeds of insurance policies carried or required to be carried by Landlord with respect to the loss plus any sums contributed to the restoration by Tenant in its discretion (collectively, the “Available Loss Proceeds”), plus any other sums recovered by Landlord from third parties with respect to loss, with the deductible under the Required Casualty Insurance being included in Triple Net Charges except as provided in Subparagraph 15.B. In such event, this Agreement shall continue in full force and effect, provided however that in the event such restoration is not substantially completed within twelve (12) months after the date of the casualty, and the Tenant cannot make effective use of the Premises for its business purposes by the end of that one year period, Tenant shall have the option to terminate the Agreement upon at least ten (10) days written notice. In addition, if the initially estimated time for substantial completion of the restoration is less than one year after the onset of the casualty but it becomes apparent that substantial completion of the restoration will require at least thirty days more than the originally estimated restoration period, Landlord shall give written notice there of to Tenant, and Tenant shall have the right to elect to terminate the Agreement, provided, that Tenant shall be deemed to have waived its right to terminate this Agreement, if Tenant fails to exercise such termination right within 10 business days following Landlord’s notice of the additional time for restoration.

B.	In the event the Premises suffer damage due to earthquake, and provided that earthquake insurance is in effect, if the damage is reasonably capable of being restored within twelve (12) months after the casualty, then the damage shall otherwise be restored in accordance with Subparagraph 15.A above except that Landlord and Tenant shall each contribute one-half of the deductible under the earthquake policy.

C.	In the event the Premises are damaged by any casualty which is covered under the Required Casualty Insurance, but the restoration of the Premises cannot be substantially completed within twelve (12) months after the date of the casualty, the Agreement shall terminate upon Landlord’s written notice to Tenant setting forth the estimated time for restoration, unless Tenant gives written notice to Landlord within fifteen (15) business days after receipt of Landlord’s notice to elect to keep the Agreement in full force and effect. If Tenant gives such notice, then Landlord shall, to the extent of the Available Loss Proceeds, to repair and restore the Premises, provided Landlord shall not be required to restore any of Tenant’s Alterations or its trade fixtures and personal property.

D. If the Premises are damaged by risks not covered by the Required Casualty Insurance, and the cost to repair and restore the Premises is no more than $100,000 and the damage can be repaired in less than twelve (12) months, in the reasonable estimation of the architect or engineer appointed by Landlord, then Landlord shall repair the damage at Landlord’s sole cost. Except as set forth in the preceding sentence, in the case of damages to the Premises, the following shall apply:

(1) If the restoration can be substantially completed within twelve (12) months after the date of the casualty in the opinion of the architect or engineer appointed by Landlord, then Landlord shall have the right to elect to restore the Premises and the Improvements at Landlord’s cost by giving written notice to Tenant within forty-give (45) days after the date of the casualty. If Landlord does not give such notice, then Landlord shall be deemed to have elected not to repair the Premises, and the Lease shall terminate as of the date of the casualty, unless Tenant gives notice that Tenant elects to keep the Agreement in effect, which right is waived if Tenant does not give such notice within the earlier of sixty (60) days after the casualty or fifteen (15) days after the date Landlord gives notice of termination.

(2) If the restoration cannot be substantially completed within twelve (12) months after the date of the casualty in the opinion of the architect or engineer appointed by Landlord, Landlord shall give written notice to the Tenant and the Agreement shall terminate as of the date of the casualty, unless Tenant gives notice that Tenant elects to keep the Agreement in effect, which right is waived if Tenant does not give such notice within thirty (30) days after the date of Landlord’s notice of termination.

If Tenant elects to keep the Agreement in effect under either clause (1) or (2), the Tenant shall be responsible for restoring the Premises and the Improvements at Tenant’s cost, which restoration shall comply with Subparagraph 11.B of this Agreement

E. Landlord’s obligation to rebuild or restore the Premises in accordance with this Paragraph 15 shall not include restoration of Tenant’s trade fixtures, equipment or merchandise, or any Alterations made by Tenant to the Premises after the Commencement Date.

F. Unless the damage or destruction is caused by Tenant’s willful misconduct, there shall be an abatement or reduction of Rent between the date of destruction and the date of substantial completion of restoration, based on the extent to which the destruction interferes with Tenant’s use of the Premises. For all purposes in this Paragraph 15, the requirements for substantial completion shall be construed for the Premises and the Improvements in a comparable manner to the requirements for Substantial Completion of the initial Improvements pursuant to Subparagraph 6.A of this Agreement.

G. Notwithstanding the foregoing, if any damage or destruction occurs during the last six (6) months of the Term of this Agreement, Landlord shall not be obligated to repair such damage and Tenant shall have the right to terminate this Agreement upon at least ten (10) days written notice.

H. If this Agreement is terminated pursuant to this Paragraph 15, then that portion of any proceeds of insurance applicable to loss or damage to the Tenant’s Improvements allocated to Tenant pursuant to Section 6, shall be paid to Tenant.

I. Unless this Agreement is terminated pursuant to the foregoing provisions, this Agreement shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

16. Condemnation. If any part of the Premises shall be taken for any public or quasipublic use, under any statute or by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupancy hereunder, then this Agreement shall, as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Term only such portion of the Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. If all of the Premises or such part thereof is taken so that there does not remain a portion susceptible for occupancy hereunder, as reasonably necessary for Tenant’s conduct of its business as contemplated in this Agreement, then this Agreement shall thereupon terminate. If a part or all of the Premises is taken, then, except as otherwise expressly provided in this Agreement, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto. Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages to which Tenant may become entitled during the Term hereof by reason of the purchase or condemnation of all or a part of the Premises. Notwithstanding- the foregoing, Tenant shall have the right to separately petition and to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business, including without limitation the loss of goodwill by reason of any appropriation, the taking of Tenant’s property (including the Alterations and any Tenant’s Improvements allocated to Tenant pursuant to Paragraph 6 of this Agreement), and for or on account of any cost or loss to which Tenant might be put in removing and relocating Tenant’s merchandise, furniture, moveable trade fixtures and equipment. In no event, however, shall the loss of goodwill include any diminution in the value of the leasehold or the bonus value of this Agreement. Each party waives the provisions of Code of Civil Procedure, Section 1265.130, allowing either party to petition the Superior Court to terminate this Agreement in the event of a partial taking of the Premises. If this Agreement is terminated pursuant to this Paragraph 16, then that portion of any proceeds of insurance applicable to loss or damage to the Tenant’s Improvements allocated to Tenant pursuant to Section 6, shall be paid to Tenant.

17. Free from Liens. Tenant shall (i) pay for all labor and services performed or materials used by or furnished to Tenant or any contractor employed by Tenant with respect to the Premises, and (ii) indemnify and defend (with counsel acceptable to Landlord) Landlord against and hold Landlord, and its members, partners, officers, employees, successors and assigns and agents harmless from any and all claims, demands, losses, damages, costs and liabilities, causes of action, judgments or obligations resulting therefrom, including reasonable attorney’s fees.

18. Subordination. Tenant agrees that this Agreement shall, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the Premises, and this subordination is hereby made effective without any further act of Tenant or Landlord provided that the holder of any such instrument to which this Agreement is subordinated provides a Subordination and Non-Disturbance Agreement (“SNDA”) in the form attached hereto as Exhibit “E” or in such other commercially reasonable form as may be acceptable to the lender and Tenant. Tenant shall, at any time hereinafter, on demand, execute an SNDA in such form for the purpose of subjecting or subordinating this Agreement to the lien of any such mortgage, deed of trust or other instrument of security. If Tenant fails within ten (10) days following receipt of said SNDA to execute and deliver any such document such failure shall, at Landlord’s option, constitute a default by Tenant under this Agreement.

Tenant agrees to attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. In such event, Tenant shall execute, at Landlord’s or the lender’s request, such recognition and attornment agreement as the lender, at its option, may reasonably require. Landlord and Tenant acknowledge that it is the intention that a subordination, non-disturbance and attornment agreement (in reasonably industry standard form) be executed by Landlord, Tenant and any mortgage lender for the Premises. Landlord agrees to be diligent and negotiate in good faith with any lender to obtain quiet enjoyment/non-disturbance agreement regarding the Premises provided that Tenant is in conformance with the terms and conditions of the Agreement. (Landlord shall not be required to pay any consideration to the lender for the same).

22. Estoppel Certificates. Tenant and Landlord agree, promptly but not later than ten (10) days following request by the other party, to execute and deliver to any prospective lender, investor or purchaser of either Tenant or Landlord, any documents, including estoppel certificates, (i) certifying that this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to the party’s knowledge, any uncured defaults on the part of the other party hereunder (or, if there are any such uncured defaults, stating the nature of any such default[s]); and (iii) evidencing the status of the Lease as may be reasonably required either by a lender making a loan to Landlord, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises or an investor in a party. Failure to deliver an estoppel certificate within ten (10) business days following such request shall constitute a default under this Agreement and shall be conclusive upon the party required to respond that this Agreement is in full force and effect and has not been modified except as may be represented in the certificate, and that there are no uncured defaults in the other party’s performance. In addition, if requested by Landlord, Tenant shall deliver to any prospective lender or purchaser of the Premises, the best available financial statements of Tenant covering the two (2) fiscal years immediately preceding the request, certified by an independent certified public accountant if such statements are audited (or, if such statements are not normally prepared, audited and certified by an independent public accountant, then certified as true, correct, and accurate by the chief financial officer or a principal of Tenant).

23. Surrender of Lease. The voluntary or other surrender of this Agreement by Tenant, or a mutual cancellation thereof, shall not work a merger nor relieve Tenant of any of Tenant’s obligations under this Agreement, and shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or any such sublease for at least 50% of the rentable square feet of the Premises.

24. Attorneys’ Fees. If any action or other proceeding is initiated to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to legal costs, expert witnesses’ expenses and reasonable attorneys’ fees as fixed by the court in the same or a separate action.

Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Agreement. Tenant shall pay to Landlord the Rent due under this Agreement, on the dates the Rent is due, less the Rent Landlord receives from the new lease, unless Landlord notifies Tenant that Landlord elects to terminate this Agreement. Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs which Landlord incurred in reletting, including without limitation maintenance, that remain after applying the Rent received from the reletting, as provided in this Paragraph 14. After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent as required by Paragraph 20 of this Agreement, Tenant shall have the right to assign its interest in this Agreement, or sublet all or a portion of the Premises, but Tenant shall not be released from liability and obligations under this Agreement. Landlord’s consent to a proposed assignment or subletting shall be as required in Paragraph 20.

D. If Landlord elects to relet the Premises, as provided in this Paragraph 14, then any Rent that Landlord receives from reletting shall be applied to the payment of:

(1) First, any indebtedness from Tenant to Landlord other than Rent due from Tenant;

(2) Second, all costs, including for maintenance, incurred by Landlord in reletting; and

(3) Third, Rent due and unpaid under this Agreement.

After deducting the payments referred to in this Paragraph 14, any sum remaining from any Rent which Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Agreement. In no event shall Tenant be entitled to any excess Rent received by Landlord.

E. Landlord, at any time after Tenant commits a Default, shall have the option and right to cure the Default by performing any duty or obligation of Tenant under this Agreement on Tenant’s behalf. If Landlord at any time, by reason of Tenant’s Default, pays any sum or does any act that requires the payment of any sum to cure the Tenant’s default, then the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid and shall bear interest as provided in Subparagraph 14.F from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be Additional Rent.

F. Any Base Rent or Additional Rent not paid within thirty (30) after the date it is due shall bear interest at ten percent (10%) per annum, not to exceed the maximum rate an individual is permitted by law to charge (herein the “Default Interest Rate”), from the date due until paid, which interest is in addition to the late charge set forth in Subparagraph 3.A above.

28. Limitation on Landlord’s Liability. If Landlord is in default of this Agreement, and as a consequence Tenant recovers a money judgment against Landlord, any such judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, and out of Rent or other income or proceeds from such real property held or receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Premises. Neither Landlord’s partners nor any of the members of the general partner comprising the company or partnership or officers of the company designated as Landlord a management company shall be personally liable for any deficiency.

29. Transfer of Premises.

A. If Landlord sells or transfers all or any portion of the Premises, then Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Agreement provided that such assignee or transferee shall assume the obligations of Landlord under this Agreement. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord agrees to transfer the Security Deposit or prepaid Rent to Landlord’s successor, other than any portion of the Security Deposit applied in accordance with this Agreement or retained to compensate Landlord for any loss or damage which Landlord may have suffered as a result of Tenant’s default, and thereupon Landlord shall be discharged from any further liability in reference thereto.

30. Landlord’s Right of Entry. With reasonable telephone notice or prior written notice (except in the case of emergency in which case notice shall be given as reasonably possible), Landlord and its representatives shall have the right, at all reasonable times, to enter the Premises in order to post notices required by law; and to inspect or repair the Premises as required or permitted by this Agreement. During the last nine (9) months of the then current Term of this Agreement, Landlord (and/or its representatives) shall have the right, at all reasonable times, to place “For Lease” signs on the Premises. Landlord and any purchaser, lessee or encumbrancer may enter the Premises, at all reasonable times following at least 1 business day’s prior notice to Landlord, with respect to any existing or prospective sale, lease or encumbrance. Landlord shall also have the right to enter the Premises at any time, without prior notice, in those emergency situations which could involve potential injury to persons or loss of property to take action to reduce the risk of such loss. All of the above shall be without abatement of Rent and any such entry shall not be construed as a forcible or unlawful entry, or a detainer, or an actual or constructive eviction of Tenant from the Premises.

31. Signs. Tenant shall have the right to install on the Premises any signage permitted by Applicable Requirements, so long as Tenant complies with all Applicable Requirements relating thereto and, upon termination of this Agreement, Tenant removes such signage and repairs all damage to the Premises caused by the installation or removal of such signage. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises, or any exterior windows of the Premises, or any interior windows visible from outside the building, in violation of applicable law and Landlord shall have the right to remove the same in violation of law which Tenant does not remove within fifteen (15) business days following delivery of written demand for removal to Tenant and at the expense of Tenant. Landlord shall have the right to approve the placement and mounting system for any such signs, which approval shall not be unreasonably withheld. Landlord shall have the right to remove any sign that violates this Paragraph that is not removed by Tenant within fifteen (15) business days following Landlord’s notice at the expense of Tenant. ). At Landlord’s option, upon expiration or other sooner termination of this Agreement, Tenant shall, at Tenant’s sole cost, remove all Tenant signage, repair all damage caused thereby and restore the appearance of the Premises to the condition prior to the placement of said signs.

32. Force Majeure. Subject to the provisions of Paragraphs 15 and 16 of this Agreement, neither Landlord nor Tenant shall be deemed in default of their respective obligations under this Agreement if performance thereof is delayed or becomes impossible because the fault or neglect of the other party, or because of acts of God, war (whether declared or undeclared), earthquake, fire, labor dispute, strike, acts of public agencies, embargoes, rainy, stormy or other adverse weather, riot, civil commotion, insurrection, blockade, general inability to obtain materials, supplies or fuels, and such other contingencies beyond the reasonable control of the performing party. Upon such an event, the time for performance shall be reasonably extended for so long as the force majeure condition continues, without prejudice to any other rights held by the parties under this Agreement. This Paragraph shall not be applicable to the payment of Rent or other monetary sums under this Agreement.